EXHIBIT 15

May 5, 2021

The Board of Directors and Stockholders of ANSYS, Inc.
2600 ANSYS Drive
Canonsburg, PA 15317

We are aware that our report dated May 5, 2021, on our review of the interim financial information of ANSYS, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, is incorporated by reference in Registration Statement Nos. 333-152765, 333-174670, 333-177030, 333-196393, 333-206111, 333-212412 on Form S-8, and Registration No. 333-253472 on Form S-3.

/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania